UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2006

Respironics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-16723	25-1304989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania		15668-8525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-387-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2005, Paul L. Woodring and Respironics, Inc. (the Company) amended Mr. Woodring's original employment agreement with the Company, dated March 15, 2002. Effective as of December 13, 2005, Mr. Woodring is employed as Chief Technology Officer, Critical Care Business Unit. This position is not an Executive Officer of the Company. In his new role, Mr. Woodring will receive an annual salary of $90,000. The term of the amended employment agreement is for one year, and it will be extended automatically for an additional year unless Mr. Woodring or the Company shall advise the other that the term will not be further extended. In any event, Mr. Woodring's employment with the Company will be terminated no later than December 31, 2008. Mr. Woodring was previously President of the Company's Hospital Division.

A copy of the amended employment agreement is attached hereto as Exhibit 10.50.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Respironics, Inc.

February 27, 2006	By:	/S/ DANIEL J. BEVEVINO

Name: DANIEL J. BEVEVINO
Title: Vice President, and Chief Financial and Principal Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.50	Paul Woodring Amended Employment Agreement